                                                                     Exhibit 1.1


                                    5,000,000

                         CLICKSOFTWARE TECHNOLOGIES LTD.

                  ORDINARY SHARES, PAR VALUE NIS 0.02 PER SHARE

                             UNDERWRITING AGREEMENT

                                                        __________________, 2000


LEHMAN BROTHERS INC.
CIBC WORLD MARKETS
SG COWEN SECURITIES CORP.
FIDELITY CAPITAL MARKETS
  (a division of National Financial Services Corporation)

As Representatives of the several
  Underwriters named in Schedule 1,
c/o Lehman Brothers Inc.
Three World Financial Center
New York, New York 10285

Dear Sirs:

               ClickSoftware Technologies Ltd., a corporation incorporated under the laws of the State of Israel (the "Company"), proposes to sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 5,000,000 (the "Firm Shares") of the Company's Ordinary Shares, par value NIS
0.02 per share ("Ordinary Shares"). In addition, the Company proposes to grant to the Underwriters an option to purchase up to an additional 750,000 Ordinary Shares on the terms and for the purposes set forth in Section 2 (the "Option Shares"). The Firm Shares and the Option Shares, if purchased, are hereinafter collectively called the "Shares." This is to confirm the agreement concerning the purchase of the Shares from the Company by the Underwriters.

               1. Representations, Warranties and Agreements of the Company. Each of the Company and ClickSoftware, Inc. hereby represent, warrant and agree that:

                      (a) A registration statement on Form S-1 and amendments
               thereto, with respect to the Shares has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act; and a second registration statement on Form S-1 with



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               respect to the Shares (i) may also be prepared by the Company in conformity with the requirements of the Securities Act and the Rules and Regulations and (ii) if to be so prepared, will be filed with the Commission under the Securities Act pursuant to Rule 462(b) of the Rules and Regulations on the date hereof. Copies of the first such registration statement and the amendments to such registration statement, together with the form of any such second registration statement, have been delivered by the Company to you as the representatives (the "Representatives") of the Underwriters. As used in this Agreement, "Effective Time" means (i) with respect to the first such registration statement, the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission and (ii) with respect to any second registration statement, the date and time as of which such second registration statement is filed with the Commission, and "Effective Times" is the collective reference to both Effective Times; "Effective Date" means (i) with respect to the first such registration statement, the date of the Effective Time of such registration statement and (ii) with respect to any second registration statement, the date of the Effective Time of such second registration statement, and "Effective Dates" is the collective reference to both Effective Dates; "Preliminary Prospectus" means each prospectus included in any such registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Representatives pursuant to Rule 424(a) of the Rules and Regulations; "Primary Registration Statement" means the first registration statement referred to in this Section 1(a), as amended at its Effective Time, "Rule 462(b) Registration Statement" means the second registration statement, if any, referred to in this Section 1(a), as filed with the Commission, and "Registration Statements" means both the Primary Registration Statement and any Rule 462(b) Registration Statement, including in each case all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations in accordance with Section 5(a) hereof and deemed to be a part of the Registration Statements as of the Effective Time of the Primary Registration Statement pursuant to paragraph
               (b) of Rule 430A of the Rules and Regulations; and "Prospectus" means such final prospectus, as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Rules and Regulations. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

                      (b) The Primary Registration Statement conforms (and the
               Rule 462(b) Registration Statement, if any, the Prospectus and any further amendments or supplements to the Registration Statements or the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform) in all respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date (as to the Registration Statements and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not



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               misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statements or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.

                      (c) The Company and each of its subsidiaries (as defined
               in Section 16) have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged; and none of the subsidiaries of the Company (other than ClickSoftware Inc., a California company, and ClickService (Europe) Ltd., an English limited company (collectively, the "Significant Subsidiaries")) is a "significant subsidiary", as such term is defined in Rule 405 of the Rules and Regulations. The subsidiaries of the Company listed in Exhibit 21 to the Registration Statement constitute all of the subsidiaries of the Company required to be listed therein.

                      (d) The Company has an authorized capitalization as set
               forth in the Prospectus, and all of the issued shares of capital of the Company (both before and after giving effect to the conversion of Shares of the Company as described in the Prospectus) have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; and all of the issued shares of capital of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities claims, or pre-emptive rights. There are no, and after the consummation of this offering, there will be no, preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any Ordinary Shares pursuant to the Company's Articles of Association, Memorandum of Association or any agreement or other instrument.

                      (e) The unissued Shares to be issued and sold by the
               Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable; and the Shares will conform to the descriptions thereof contained in the Prospectus, except as described in the Prospectus, there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company and its subsidiaries, or obligations of the Company and its subsidiaries to issue, any class of capital stock of the Company or any of its subsidiaries; and except as described in the Prospectus, there are no restrictions on transfer or voting of any capital stock of the Company pursuant to the Company's Amended and Restated Memorandum of Association and Amended and Restated Articles of Association




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               (the "Memorandum and Articles of Association") or any agreement to which the Company is a party or by which it may be bound or to which any of its property or assets may be subject.

                      (f) Each of the Company and ClickSoftware Inc. has the
               full power and authority to enter into this Agreement and this Agreement has been duly authorized, executed and delivered by each of them.

                      (g) The execution, delivery and performance of this
               Agreement by the Company and the consummation of the transactions contemplated hereby do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the Memorandum and Articles of Association of the Company or the charter or by-laws or similar organizational documents of any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets; and except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable U.S. state securities laws in connection with the purchase and distribution of the Shares by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby.

                      (h) (i) There are no contracts, agreements or
               understandings between the Company and any person granting such person the right (other than rights which have been waived or satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person, except as described in the Prospectus, or (ii) to require the Company to include such securities in the securities registered pursuant to the Registration Statements or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

                      (i) Except as described in the Prospectus, the Company has not sold or issued any Ordinary Shares or securities convertible into or exchangeable for, Ordinary Shares during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act.

                      (j) Neither the Company nor any of its subsidiaries has
               sustained, since the date of the latest audited financial statements included in the Prospectus,



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               any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, injunction, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any change in the share capital or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus.

                      (k) The financial statements (including the related notes
               and supporting schedules) filed as part of the Registration Statements or included in the Prospectus present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles in the U.S. ("U.S. GAAP") applied on a consistent basis throughout the periods involved. The summary consolidated financial data and selected consolidated financial data included in the Prospectus present fairly the financial information shown therein and have been compiled on a basis consistent with the audited financial statements of the Company. The pro forma consolidated financial information included in the Prospectus (i) is presented fairly in all material respects, (ii) has been prepared in accordance with the Rules and Regulations with respect to pro forma financial statements and (iii) has been properly compiled on the bases described therein, and the assumptions used in the preparation of the pro forma consolidated financial information included in the Prospectus are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

                      (l) Luboshitz Kasierer, Member Firm of Arthur Andersen,
               who have certified certain financial statements of the Company, whose report appears in the Prospectus and who have delivered the initial letter referred to in Section 7(j) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations and are duly appointed statutory auditors of the Company pursuant to Israeli law and regulations.

                      (m) The Company and each of its subsidiaries have good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and all real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries. Neither the Company nor any of its subsidiaries owns any real property.



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                      (n) The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

                      (o) To the Company's knowledge, except as described in the
               Prospectus, the Company and each of its subsidiaries each own or possess the adequate right to use, or can acquire on reasonable terms, all patents, patent rights, trademarks, trade names, service marks, service names, copyrights, license rights, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures), Internet domain names and other intellectual property rights ("Intellectual Property") necessary to carry on the business of the Company and the subsidiaries; except as specifically disclosed in the Prospectus, to the Company's knowledge, neither the Company nor any subsidiary has infringed, or received notice of conflict with, any Intellectual Property of any other person or entity. The Company and each of its subsidiaries has taken all reasonable steps necessary to secure interests in such Intellectual Property from its contractors. There are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property of the Company or any subsidiary that are required to be described in the Prospectus and are not described in all material respects. Neither the Company nor any of its subsidiaries is a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity that are required to be set forth in the Prospectus and are not described in all material respects. None of the technology employed by the Company or any of its subsidiaries has been obtained or is being used by the Company or any of its subsidiaries in violation of any contractual obligation binding on the Company or any of its subsidiaries or, to the Company's knowledge, any of its officers, directors or employees or otherwise in violation of the rights of any persons. Except as specifically disclosed in the Prospectus, the Company knows of no infringement by others of Intellectual Property owned by or licensed to the Company.

                      (p) The Company and each of its subsidiaries is conducting business, in compliance with all applicable laws, rules and regulations, and holds all necessary licences, certificates and permits (collectively, "Permits"), of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not materially adversely affect the consolidated financial position, shareholders' equity, results of operations, business or prospects of the Company and its subsidiaries. For purposes of this paragraph, "Permits" shall include Permits relating to (1) any financing approved for research and development projects through the Office of the Chief Scientist, Ministry of Industry and Trade of the State of Israel; (2) any Approved Enterprise status of the Company granted by the Investment Center of the State of Israel; and (3) any grant received from the Fund for the Encouragement of Overseas marking Activities, the Company is in full compliance with and is not in any default under



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               the provisions of: (i) all applicable laws and regulations with respect thereto; and (ii) all applicable letters of undertaking and certificates of approval.

                      (q) Neither the Company, nor to the Company's knowledge,
               any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Ordinary Shares to facilitate the sale or resale of the Shares. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Shares on the NASDAQ National Market System in accordance with Regulation M under the Exchange Act.

                      (r) There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or asset of the Company or any of its subsidiaries is the subject which are reasonably likely to have a material adverse effect on the consolidated financial position, shareholders' equity, results of operations, business or prospects of the Company and its subsidiaries; and to the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                      (s) There are no contracts or other documents which are
               required to be described in the Prospectus or filed as exhibits to either of the Registration Statements by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to either of the Registration Statements or incorporated therein by reference as permitted by the Rules and Regulations.

                      (t) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company on the other hand, which is required to be described in the Prospectus which is not so described.

                      (u) No labor disturbance by the employees of the Company
               exists or, to the knowledge of the Company, is imminent which might be expected to have a material adverse effect on the consolidated financial position, shareholders' equity, results of operations, business or prospects of the Company and its subsidiaries.

                      (v) The Company is in compliance in all material respects
               with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published



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               interpretations thereunder (the "Code"); and each "pension plan"
               for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

                      (w) Other than pursuant to applicable law, there are no
               agreements or arrangements (whether legally enforceable or not) for the payment of any pensions, allowances, lump sums or other like benefits on retirement or on death or termination or during periods of sickness or disablement for the benefit of any officer or former officer or employee or former employee of the Company or for the benefit of the dependents of any such person in operation at the date hereof. The Company has fulfilled all its obligations under the law to its employees, including with respect to payment of overtime work, under the Hours of Work and Rest Law. Other than pursuant to orders extending certain provisions of collective bargaining agreements between the Histadrut (General Federation of Labor in Israel) and the Coordinating Bureau of Economic Organization (the federation of employers' organizations) or otherwise as required by applicable law, the Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written, oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the best of the Company's knowledge, has sought to represent any of the employees of the Company. There is no strike or other labor dispute involving the Company pending, or to the best knowledge of the Company threatened.

                      (x) Each of the Company and its subsidiaries has filed
               with the U.S., English and Israeli tax authorities all income and franchise tax returns, reports and other information required to be filed through the date hereof and has paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, might have) a material adverse effect on the consolidated financial position, shareholders' equity, results of operations, business or prospects of the Company and its subsidiaries.

                      (y) All dividends and other distributions properly
               declared and payable on the Shares may under the current laws and regulations of Israel be paid in Israeli currency that may be freely converted into U.S. dollars and that may be freely transferred from or out of Israel without the necessity of obtaining any consents, approvals, authorizations, orders or clearances from or registering with any governmental agency or body or court of Israel.

                      (z) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the government of Israel or any political subdivision or taxing authority thereof or therein in connection with (i) the issuance and sale of the




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               Shares by the Company to the Underwriters in accordance with this
               Agreement, (ii) the delivery of the Shares to or for the respective accounts of the Underwriters in the manner contemplated in this Agreement or (iii) the resale and delivery by the Underwriters of the Shares to the initial purchasers therefrom as contemplated in the Prospectus.

                      (aa) Since the date as of which information is given in
               the Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus, the Company has not (i) issued or granted any securities (excluding option for _________ shares granted to employees pursuant to the option plans described in the Prospectus), (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business or (iv) declared or paid any dividend on its share capital.

                      (bb) The Company (i) makes and keeps accurate books and
               records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

                      (cc) Neither the Company nor any of its subsidiaries, nor
               any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the United States Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

                      (dd) Neither the Company nor any of its subsidiaries (i)
               is in violation of its memorandum and articles of association or other similar governing documents, or (ii) is in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject.

                      (ee) Neither the Company nor any of its subsidiaries has
               (i) violated any material environmental statute, rule, regulation, order, judgment, decree or permit in any jurisdiction in which the Company or such subsidiary conducts any business or owns or holds any properties or assets or (ii) received actual notice of



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               any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substance or wastes, pollutants or contaminants, except where such violation or liability could not reasonably be expected to have a material adverse effect on the consolidated financial position, shareholders' equity, results of operations, business or prospects of the Company and its subsidiaries.

                      (ff) The Company has reviewed its operations and that of
               its subsidiaries to evaluate the extent to which the business or operations or products of the Company or its subsidiaries will be affected by the Year 2000 Problem. As a result of such review, the Company has no reason to believe, and does not believe, that the Year 2000 problem will have a material adverse effect on the financial position, shareholders' equity or results of operations of the Company and its subsidiaries or result in any material loss or interference with the Company's business or operations. The "Year 2000 Problem" as used herein means any significant risk that computer hardware or software used in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data or in the operation of mechanical or electrical systems of any kind will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000.

                      (gg) Neither the Company nor any of its subsidiaries is,
               nor will the Company or any of its subsidiaries, as of the Delivery Date, be, an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

                      (hh) There are no material acquisitions of businesses or
               assets by the Company or any of its subsidiaries pending, contemplated or currently being negotiated.

                      (ii) The Company did not constitute a passive foreign
               investment company ("PFIC") as defined in Section 1296(a) of the Code for its fiscal year ended December 31, 1999; and, based upon current operating plans and financial projections and the nature of the Company's business, the Company does not expect to be classified as a PFIC for its current taxable year or for future taxable years.

                      (jj) None of the Company, any subsidiary of the Company or any director or officer of the Company (other than Eddy Shalev) or of any subsidiary of the Company is (i) a director, officer, or partner of any brokerage firm, broker or dealer that is a member of the National Association of Securities Dealers, Inc. ("NASD"; and each such member, an "NASD member") or (ii) directly or indirectly, a "person associated with" a NASD member or an "affiliate" of a NASD member, as such terms are used in the NASD by-laws or rules.



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                      (kk) There are no outstanding loans, advances (except
               normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any of its subsidiaries to or for the benefit of any of the officers or directors of the Company or any of the members of any of them, except as disclosed in the Prospectus.

                      (ll) The Ordinary Shares have been approved for quotation
               on the NASDAQ National Market System, subject to official notice of issuance.

                      (mm) The Company has not distributed and will not
               distribute prior to the later of (i) the Delivery Date, or any date on which Option Shares are to be purchased, as the case may be, and (ii) completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than any preliminary prospectuses, the Prospectus, the Registration Statement and other materials, if any, permitted by the Act.

                      (nn) The distribution of each Preliminary Prospectus did
               not violate, and the distribution of the Prospectus and any further amendments or supplements to the Prospectus will not violate, in any material respect, any applicable law or regulation of non-U.S. jurisdictions in which such documents are distributed in connection with the Directed Share Program; and no consent, approval, authorization or order of, or filing or registration with, any governmental agency or body or court is required or advisable under any applicable laws or regulations of non-U.S. jurisdictions in which the Directed Shares are offered outside the United States.

                      (oo) Under the laws of Israel, the submission by the
               Company to the jurisdiction of any U.S. Federal or state court sitting in the State of New York and the designation of the law of the State of New York to apply to this Agreement will be binding upon the Company and, if properly brought to the attention of the court or administrative body in accordance with the laws of Israel, would be enforceable in any judicial or administrative proceeding in Israel (subject to any applicable exceptions to the recognition or enforcement of foreign judgments in Israel).

                      (pp) All offers and sales of the securities of the Company by the Company prior to the date hereof were made in compliance with the Securities Act and all other applicable state and federal laws or regulations, except to the extent that noncompliance with such laws would not have a material adverse effect on the of the Company and CTS subsidiaries, Consolidated financial provision, shareholder's equity, result of operations, business or prospects.

                      (qq) Insofar as matters of Israeli law are concerned, the
               Registration Statement and the Filing of the Registration Statement have been duly authorized by and on behalf of the Company, and the Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company.

                      (rr) Each of the Company's 2000 Share Option Plan, 2000
               U.S. Option Plan, 2000 Israeli Plan, 2000 U.K. Unapproved Share Option Scheme and 2000 U.K. Approved Share Option Scheme provide that vesting of options issued thereunder does not begin for a minimum of 1 year from the date of grant of such options (the "Option Plans").

                      (ss) The Company has duly and validly appointed CT
               Corporation as its agent for service of process in New York.

               2. Purchase of the Shares by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 5,000,000 shares of the Firm Shares to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Shares set opposite that Underwriter's name in Schedule 1 hereto. The respective purchase obligations of the Underwriters with respect to the Firm Shares shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.

               In addition, the Company grants to the Underwriters an option to purchase up to 750,000 shares of Option Shares. Such option is granted solely for the purpose of covering over-allotments in the sale of Firm Shares and is exercisable as provided in Section 4 hereof. Shares of Option Shares shall be purchased severally for the account of the Underwriters in proportion to the number of shares of Firm Shares set opposite the name of such Underwriters in
Schedule 1 hereto. The respective purchase obligations of each Underwriter with respect to the Option Shares shall be adjusted by the Representatives so that no Underwriter shall be obligated to purchase Option Shares other than in 100 share amounts.

               The price of both the Firm Shares and any Option Shares shall be $_____ per share.

               The Company shall not be obligated to deliver any of the Shares to be delivered on the First Delivery Date or the Second Delivery Date (as hereinafter defined), as the case may be, except upon payment for all the Shares to be purchased on such Delivery Date as provided herein.

               3. Offering of Shares by the Underwriters. Upon authorization by the Representatives of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus; provided, however, that no Shares registered pursuant to the Rule 462(b) Registration Statement, if any, shall be offered prior to the Effective Time thereof.

               4. Delivery of and Payment for the Shares. Delivery of and payment for the Firm Shares shall be made in New York, New York with a concurrent closing at the offices of Wilson Sonsini Goodrich & Rosati, professional corporation, 650 Page Mill Road, Palo Alto, California at 10:00 A.M., New York time, on ________, 2000, the fourth full business day following the date of this Agreement, or at such other date or place as shall be determined by agreement between the Representatives and the Company. This date and time are sometimes referred to as the "First Delivery Date." On the First Delivery Date, the Company shall deliver or cause to be delivered certificates representing the Firm Shares to the Representatives for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer of immediately available funds to a bank account designated by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Firm Shares shall be registered in such names and in such denominations as the Representatives shall request in writing not less than two full business days prior to the First Delivery Date. For the purpose of expediting the checking and packaging of the certificates for the Firm Shares, the Company shall make the certificates representing the Firm Shares available for inspection by the Representatives in New York, New York, not later than 2:00 P.M., New York time, on the business day prior to the First Delivery Date.

               At any time on or before the thirtieth day after the date of this Agreement the option granted in Section 2 may be exercised by written notice being given to the Company by the Representatives. Such notice shall set forth the aggregate number of shares of Option Shares as to which the option is being exercised, the names in which the shares of Option Shares are to be registered, the denominations in which the shares of Option Shares are to be issued and the date and time, as determined by the Representatives, when the shares of Option Shares are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the shares of Option Shares are delivered are sometimes referred to as the "Second Delivery Date" and the First Delivery Date and the Second Delivery Date are sometimes each referred to as a "Delivery Date").

               Delivery of and payment for the Option Shares shall be made at the place specified in the first sentence of the first paragraph of this Section 4 (or at such other place as shall be determined by agreement between the Representatives and the Company) at 10:00 A.M., New York time, on the Second Delivery Date. On the Second Delivery Date, the Company shall deliver or cause to be delivered the certificates representing the Option Shares to the Representatives for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer of immediately available funds to a bank account designated by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Option Shares shall be registered in such names and in such denominations as the Representatives shall request in the aforesaid written notice. For the purpose of expediting the checking and packaging of the certificates for the Option Shares, the Company shall make the certificates representing the Option Shares available for inspection by the Representatives in New York, New York, not later than 2:00 P.M., New York time, on the business day prior to the Second Delivery Date.

               5.  Further Agreements of the Company.  The Company agrees:

                      (a) To prepare the Rule 462(b) Registration Statement, if
               necessary, in a form approved by the Representatives and to file such Rule 462(b) Registration Statement with the Commission on the date hereof; to prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business, on the business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statements or to the Prospectus except as permitted herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to either Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statements or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

                      (b) To furnish promptly to each of the Representatives and to counsel for the Underwriters a signed copy of each of the Registration Statements as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

                      (c) To deliver promptly to the Representatives in New York
               City such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statements as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement, and (ii) each Preliminary Prospectus, the Prospectus (not later than 10:00 A.M., New York time, of the day following the execution and delivery of this Agreement) and any amended or supplemented Prospectus (not later than 10:00 A.M., New York time, on the day following the date of such amendment or supplement); and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the Effective Time of the Primary Registration Statement in connection with the offering or sale of the Shares (or any other securities relating thereto) and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the Effective Time of the Primary Registration Statement, upon the request of the Representatives but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act;

                      (d) To file promptly with the Commission any amendment to
               the Registration Statements or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission;

                      (e) Prior to filing with the Commission (i) any amendment
               to either of the Registration Statements or supplement to the Prospectus or (ii) any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing;

                      (f) As soon as practicable after the Effective Date of the
               Primary Registration Statement (it being understood that the Company shall have until at least 410 days after the end of the Company's current fiscal quarter), to make generally available to the Company's security holders and to deliver to the Representatives an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

                      (g) For a period of five years following the Effective
               Date of the Primary Registration Statement, to furnish to the Representatives copies of all materials furnished by the Company to its shareholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange or automatic quotation system upon which the Ordinary Shares may be listed or quoted pursuant to requirements of or agreements with such exchange or system or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;

                      (h) Promptly from time to time to take such action as the
               Representatives may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

                      (i) (i) For a period of 180 days from the date of the
               Prospectus, not to, directly or indirectly, (a) offer for sale, sell or contract to sell, pledge or otherwise dispose of, or announce an offering of (or enter into any transaction or device which is designed to, or could reasonably be expected to, result in the disposition or purchase by any person at any time in the future of) any Ordinary Shares or other equity securities of the Company or any securities convertible into or exchangeable for any Ordinary Shares or other equity securities, or sell or grant options, rights or warrants with respect to any Ordinary Shares or equity securities of the Company or any securities convertible into or exchangeable for any Ordinary Shares or other equity securities (other than (i) shares issued pursuant to the share option plans described in the Prospectus and (ii) pursuant to currently outstanding options, warrants or rights, in each case as in effect on the date hereof, provided that the recipient of such shares has executed a lock-up agreement referred to below or (b) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of any Ordinary Shares or other equity securities, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Shares or other equity securities in cash or otherwise, in each case without the prior written consent of Lehman Brothers on behalf of the Underwriters and (ii) to cause each director, executive officer, employee, whether holding options or warrants, and shareholder of the Company to furnish to the Representatives, prior to the First Delivery Date, a "lock-up" letter (each, a "Lock-up Letter"), substantially in the form of Exhibit A hereto in each case except as set forth on Exhibit B;

                      (j) Prior to the Effective Date, to apply for the listing
               of the Shares on the Nasdaq National Market System and to use its best efforts to complete that listing, subject only to official notice of issuance and evidence of satisfactory distribution, prior to the First Delivery Date;

                      (k) To apply the net proceeds from the sale of the Shares
               being sold by the Company as set forth in the Prospectus; and

                      (l) To take such steps as shall be necessary to ensure
               that neither the Company nor any subsidiary shall become an "investment company" within the meaning of such term under the United States Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

                      (m) Between the date hereof and the First Delivery Date
               (both dates inclusive), to notify and consult with the Representatives, and to cause its subsidiaries and all other parties acting on its or their behalf to notify and consult with the Representatives, prior to issuing any press release or other announcement which could be material in the context of the distribution of the Shares;

                      (n) From and after the First Delivery Date, to use its
               best efforts to maintain the Shares as "marketable securities" within the meaning of Section 1296(e) of the Internal Revenue Code and the regulations, rulings and interpretations thereunder; to monitor its PFIC status and take all reasonable steps to notify U.S. shareholders as promptly as practicable in the event that the Company believes it will become a PFIC in any taxable year; and if the Company becomes a PFIC, to provide U.S. shareholders, upon request, with the annual information statement and any other information necessary for U.S. shareholders to make a "qualified electing fund" election under Section 1295 of the Internal Revenue Code and the regulations thereunder;

                      (o) In connection with the Directed Share Program, to
               ensure that the Directed Shares shall be restricted to the extent required by the NASD or pursuant to the rules of the NASD from sale, transfer, assignment, pledge or hypothecation for a period of six months following the Effective Dates and also to direct the transfer agent to place stop transfer restrictions upon such shares for such period of time;

                      (p) To comply with all applicable laws and regulations in
               each non-U.S. jurisdiction in which the Directed Shares are offered or sold;

                      (q) To use its best efforts to ensure that all shares
               issuable upon exercise of outstanding options are restricted from sale, transfer, assignment, pledge or hypothecation to the same extent as set forth in Exhibit A hereto for a period of six months following the Effective Dates and also to direct the transfer agent to place stop transfer restrictions upon such shares for such period of time; and

                      (r) Not to accelerate, or enter into any agreement to
               accelerate or take any action, directly or indirectly, that has the effect of causing the acceleration of the vesting schedules in its Option Plans, without the consent of Lehman Brothers.

               6. Expenses. The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Shares and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statements and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statements as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (d) the costs of reproducing and distributing this Agreement; (e) the costs of distributing the terms of agreement relating to the organization of the underwriting syndicate and selling group to the members thereof by mail, telex or other means of communication; (f) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of sale of the Shares; (g) any applicable listing or other fees (including any fees incurred in listing the Shares on the NASDAQ National Market System); (h) the fees and expenses of qualifying the Shares under the securities laws of the several jurisdictions as provided in
Section 5(h) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (i) all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, incident to the offer and sale of Shares by the Underwriters to officers, directors, employees and consultants of the Company and their family members and to other persons having business relationships with the Company and its subsidiaries, as described in Section 9; and (j) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this Section 6 and in Sections 8 and 12, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Shares which they may sell and the expenses of advertising any offering of the Shares made by the Underwriters.

               7. Conditions of Underwriters' Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

                      (a) The Rule 462(b) Registration Statement, if any, and
               the Prospectus shall have been timely filed with the Commission in accordance with Section 5(a); no stop order suspending the effectiveness of either of the Registration Statements or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in either of the Registration Statements or the Prospectus or otherwise shall have been complied with.

                      (b) No Underwriter shall have discovered and disclosed to
               the Company on or prior to such Delivery Date that either of the Registration Statements or the Prospectus or any amendment or supplement thereto contains any untrue statement of a fact which, in the opinion of Simpson Thacher & Bartlett, counsel for the Underwriters, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to made the statements therein not misleading.

                      (c) All corporate proceedings and other legal matters
               incident to the authorization, form and validity of this Agreement, the Shares, the Registration Statements and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

                      (d) Efrati, Galili & Co. shall have furnished to the
               Representatives its written opinion, as Israeli counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

                             (i) The Company has been duly incorporated and is
                      validly existing as a company under the laws of the State of Israel, is duly qualified to do business in Israel and has all corporate power and authority necessary to own or hold its respective properties and conduct the businesses in which it is engaged as described in the Prospectus.

                             (ii) The Company has the authorized capitalization
                      as set forth under the caption "Capitalization" in the Prospectus, and all of the issued shares of capital of the Company outstanding prior to the issuance of the Shares by the Company in the offering (the "Offering"), including all options and/or shares issued to directors of the Company, have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus and the share split, issuance of bonus shares, conversion of all outstanding preferred shares and the conversion of all outstanding Ordinary A and Ordinary B shares as described on page __ of the Prospectus have been duly and validly authorized and completed by the Company in accordance with its Articles of Association and all applicable Israeli law.

                             (iii) The Company has all requisite corporate power
                      and authority to issue, sell and deliver the Shares to be sold by the Company in the Offering in accordance with and upon the terms and conditions set forth in this Agreement; the filing of the Registration Statement and the Prospectus with the Commission and, to the extent required, with the appropriate Israeli authorities, has been duly authorized by and on behalf of the Company and the Registration Statement has been duly executed, no further approval or authority of the shareholders or the Board of Directors of the Company is required for the issuance of the Shares to be sold by the Company in performance of this Agreement.

                             (iv) To the knowledge of such counsel, after
                      reasonable inquiry, in connection with the Offering there are no, and after the consummation of the Offering, there will be no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any Ordinary Shares pursuant to the Company's Articles of Association, Memorandum of Association or any contract filed as an exhibit to the Registration Statement or other contracts known to such counsel after due inquiry.

                             (v) Except as described in or contemplated by the
                      Prospectus, to the knowledge of such counsel, there are no outstanding equity securities of the Company convertible or exchangeable into or evidencing the right to purchase for any shares of capital of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its share capital or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any such shares; and except as described in the Prospectus, to the knowledge of such counsel, no holder of any securities of the Company or any other person has the contractual right, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Shares or the right to have any Ordinary Shares or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any Ordinary Shares or other securities of the Company.

                             (vi) The Shares to be sold by the Company pursuant
                      to this Agreement have been duly and validly authorized, and upon issuance and delivery of such Shares, pursuant to this Agreement and payment therefor as contemplated herein, such Shares will be fully paid and non-assessable, and the Underwriters will receive good, valid and marketable title to the Shares being sold by the Company thereunder, free and clear of all liens, encumbrances and claims.

                             (vii) The form of share certificates for the
                      Shares, delivered on such Delivery Date, are in due and proper form under Israeli Law;

                             (viii) This Agreement has been duly authorized,
                      executed and delivered by the Company;

                             (ix) Each of the Directors named in the
                      Registration Statement and who are signatories thereto have been duly elected to hold office for the terms set forth in the Registration Statement;

                             (x) The Company has good and marketable title to
                      all personal property owned by it in Israel, in each case free and clear of all liens encumbrances and defects except such as described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company; and all real property and buildings held under lease by the Company in Israel is held by it under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company. To the knowledge of such counsel, after reasonable inquiry, the Company does not have any real property.

                             (xi) To the best of our knowledge, after reasonable
                      enquiry, and except as described in the Prospectus, there are no legal or governmental proceedings or investigations pending to which the Company is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, might have a material adverse effect on the general affairs, financial position, shareholders' equity or results of operations of the Company and its subsidiaries; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                             (xii) The Company (i) is not in violation of its
                      Articles or Memorandum of Association or other organizational documents, (ii) to the best of such counsel's knowledge, is in default in any material respect, and no event has occurred which with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument known to such counsel, after reasonable inquiry, to which it is a party or by which it is bound or to which any of its properties or assets is subject or
                      (iii) to the knowledge of such counsel, after reasonable inquiry, the Company is not in violation in any material respect of any Israeli law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses
                      (ii) and (iii) for such defaults, violations or failures, individually or in the aggregate, would not have a material adverse effect on the general affairs, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, taken as a whole;

                             (xiii) The statements in the Registration Statement
                      and the Prospectus, including but not limited to the statements under the captions "Risk Factors - Risks Relating to Our Location in Israel," "Dividend Policy," "Management's Discussion and Analysis of Financial Condition and Results of Operations - Grants from the Government of the State of Israel," "Business - Employees," "- Facilities," "- Legal Proceedings," "Management" (to the extent summarizing or describing provisions of the Israeli Companies Law), "Certain Relationships and Related Transactions," "Description of Share Capital," "Israeli Taxation and Investment Programs," "Conditions in Israel," "Enforceability of Civil Liabilities" and "ISA Exemption" insofar as such statements constitute a summary of contracts, governed by Israeli law or written in Hebrew, or Israeli statutes, rules or regulations are correct in all material respects.

                             (xiv) The issuance, delivery and sale to the
                      Underwriters of the Shares to be sold by the Company are not subject to any tax imposed by Israel or any political subdivision thereof except to Israeli stamp taxes applicable to the issuance of Shares by the Company and payable by the Company.

                             (xv) To the best of our knowledge, after reasonable
                      inquiry, as specified in such opinion, the Company is in compliance with all material conditions and requirements stipulated by the instruments of approval granted to it with respect to the "approved enterprise" status of the Company's facilities, and has the right to receive the tax benefits under Israeli laws and regulations relating to such "approved enterprise" status.

                             (xvi) The issue and sale of the Shares being
                      delivered on such Delivery Date by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated hereby do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company is bound or to which any of the properties or assets of the Company is subject, nor will such actions result in any violation of the provisions of the Memorandum and Articles of Association of the Company or any statute or any order, rule or regulation known to such counsel of any Israeli court or governmental agency or body having jurisdiction over the Company or any of their properties or assets;

                             (xvii) The Company has obtained all Israeli
                      governmental authorizations, consents and exemptions necessary for the execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby (including, but not limited to, the issuance and sale of the Shares as contemplated by this Agreement); to the best of such counsel's knowledge, no proceedings to rescind or modify such authorizations and consents have been instituted and are pending or contemplated by any Israeli authority; a draft Prospectus has been filed with the ISA and an exemption exempting the Company from the obligation to publish the Prospectus in the manner required pursuant to the prevailing laws in Israel, in connection with the Offering contemplated by the Registration Statement, assuming compliance by the Underwriters with conditions imposed in connection with such exemption, has been granted; and no other consent, approval, authorization or order of, or filing with, any Israeli court or governmental agency in Israel is required for the consummation of the transactions contemplated by this Agreement except for any of the foregoing which have been obtained and are in full force and effect;

                             (xviii)Under the laws of Israel, the submission by
                      the Company to the jurisdiction of any federal or state court sitting in the county of New York and the designation of the law of the State of New York to apply to the Underwriting Agreement is binding upon the Company and, if properly brought to the attention of the court or administrative body in accordance with the laws of Israel, would be enforceable in any judicial or administrative proceedings in Israel; provide, however, that in the event there is not a specific exclusion of Israeli jurisdiction, Israeli courts have discretion to exercise jurisdiction over such proceedings;

                             (xix) The Company can sue and be sued in its own
                      name and, under Israeli law, the agreement by the Company that this Agreement be governed by and construed in accordance with the laws of New York will be recognized by the courts of the State of Israel; and

                             (xx) Subject to the limitations set forth under the
                      caption "Enforceability of Civil Liabilities" in the Prospectus, under the laws of Israel, the submission by the Company to the jurisdiction of any federal or state court sitting in the county of New York and the designation of the law of the State of New York to apply to this Agreement are binding upon the Company and, if properly brought to the attention of the court or administrative body in accordance with the laws of Israel, would be enforceable in any judicial or administrative proceeds in Israel. Subject to certain time limitations and the conditions set forth under the caption

                      "Enforceability of Civil Liabilities" in the Prospectus, Israeli courts are empowered to enforce foreign final executory judgements, including those of the United States, for liquidated amounts in civil matters. The Company has irrevocably appointed CT Corporation, as the Company's agent to receive service of process in any action against the Company in any federal or state court sitting in New York County, State of New York arising out of the Offerings made pursuant to this Agreement or any purchase or sale of securities in connection therewith. Foreign judgements enforced by Israeli courts generally will be payable in Israeli currency and will be freely convertible into dollars or other foreign currency and may be transferred out of Israel.

               In rendering such opinion, such counsel may (i) state that its opinion is limited to matters governed by the laws of the State of Israel and (ii) rely (to the extent such counsel deems proper and specifies in its opinion), as to matters involving the application of the laws of other states or countries upon the opinion of other counsel of good standing, provided that such other counsel is satisfactory to counsel for the Underwriters and furnishes a copy of its opinion to the Representatives. Such counsel shall also have furnished to the Representatives a written statement, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Representatives, to the effect that (x) such counsel has acted as counsel to the Company on a regular basis since September 1999, has acted as counsel to the Company in connection with its financing transactions in December 1999 and has acted as counsel to the Company in connection with the preparation of the Registration Statements, and (x) such counsel has participated in conferences with representatives of the Underwriters, officers of the Company and representatives of the independent certified public accountants of the Company, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and (y) based on the foregoing, no facts have come to the attention of such counsel which lead it to believe that the Registration Statements, as of their respective Effective Dates, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing opinion and statement may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statements or the Prospectus, including the financial statements, supporting schedules or other financial and statistical data, except as provided in paragraphs (ii) and (xiii) above.

                      (e) Wilson Sonsini Goodrich & Rosati shall have furnished
               to the Representatives its written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

                             (i) ClickSoftware Inc. has been duly organized and
                      is validly existing as a corporation in good standing under the laws of California;

                             (ii) All of the issued shares of capital of
                      ClickSoftware Inc. have been duly and validly authorized and issued and are fully paid, non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; and, to the knowledge of such counsel, after reasonable inquiry, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any shares of capital or of ownership interests in such subsidiaries are outstanding;

                             (iii) All real property and buildings held under
                      lease in Campbell, California and Boston, Massachusetts by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

                             (iv) To the best of such counsel's knowledge, and
                      other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or asset of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, might have a material adverse effect on the consolidated financial position, shareholders' equity, results of operations, business or prospects of the Company and its subsidiaries; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                             (v) The Primary Registration Statement was declared
                      effective under the Securities Act, the Rule 462(b) Registration Statement, if any, was filed with the Commission on the date specified therein, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein and no stop order suspending the effectiveness of the either of the Registration Statements has been issued and, to the knowledge of such counsel, no proceeding for that purpose is pending or threatened by the Commission;

                             (vi) The Registration Statements, as of their
                      respective Effective Dates, and the Prospectus, as of its date, and any further amendments or supplements thereto, as of their respective dates, made by the Company prior to such Delivery Date (other than the financial statements and related notes and schedules and other financial or statistical data contained therein, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations;

                             (vii) The statements under the captions "Certain
                      Transactions," "Shares Eligible for Future Sale" and "United States Federal Income Tax Considerations" in the Prospectus, insofar as such statements constitute a summary of contracts or documents governed by U.S. federal or state law and written in the English language constitute accurate and complete summaries of such contracts, documents, statutes, rules or regulations.

                             (viii) To the best of such counsel's knowledge,
                      there are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statements by the Securities Act or by the Rules and Regulations which have not been described or filed as exhibits to the Registration Statements or incorporated therein by reference as permitted by the Rules and Regulations;

                             (ix) This Agreement has been duly authorized,
                      executed and delivered by ClickSoftware, Inc.

                             (x) The issue and sale of the Shares being
                      delivered on such Delivery Date by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated hereby do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument governed by U.S. federal or state law and written in the English language known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of ClickSoftware Inc. or any U.S. statute or any order, rule or regulation known to such counsel of any U.S. court or U.S. federal or state governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets; and, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in the U.S. in connection with the purchase and distribution of the Shares by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body in the U.S. is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby;

                             (xi) The Company is not, and will not become, as a
                      result of the consummation of the transactions contemplated by this Agreement, and application of the net proceeds therefrom as described in the Prospectus, required to register as an investment company under the 1940 Act;

                             (xii) To the best of such counsel's knowledge (i)
                      there are no contracts, agreements or understandings between the Company and any person governed by U.S. law and written in the English language granting such person the right (other than rights which have been waived or satisfied) to require, except as described in the Prospectus of the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person, except as described in the Prospectus, and (ii) or to require the Company to include such securities in the securities registered pursuant to the Registration Statements or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act;

                             (xiv) To the best knowledge of such counsel, except
                      as disclosed in the Prospectus, the Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names, uniform resource locators (URLs) and other intellectual property rights necessary to conduct the business now operated by them or presently employed by them and, in addition, have not received any notice of infringement of or conflict with asserted rights of others with respect to any such intellectual property rights.

               In rendering such opinion, such counsel may (i) state that its opinion is limited to matters governed by the Federal laws of the United States of America and the laws of the State of California; and (ii) rely as to matters involving the Laws of Israel upon the opinion of Efrati, Galili & Co. rendered pursuant to Section 7(d) of this Agreement and (iii) rely (to the extent such counsel deems proper and specifies in its opinion), as to matters involving the application of the laws of other states upon the opinion of other counsel of good standing, provided that such other counsel is satisfactory to counsel for the Underwriters and furnishes a copy of its opinion to the Representatives. Such counsel shall also have furnished to the Representatives a written statement, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Representatives, to the effect that (x) such counsel has acted as counsel to the Company on a regular basis (although the Company is also represented by other outside counsel with respect to matters relating to Israeli law), has acted as counsel to the Company in connection with the preparation of the Registration Statements, and (y) based on the foregoing, no facts have come to the attention of such counsel which lead it to believe that the Registration Statements, as of their respective Effective Dates, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing opinion and statement may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statements or the

               Prospectus except for the statements made in the Prospectus under the captions "United States Federal Income Tax Considerations" the caption referred to in paragraphs (viii) and (xiv) above, insofar as such statements concern legal matters.

                      (f) Bird & Bird, English counsel to the Company, shall
               have furnished to the Representatives their written opinion, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Representatives, to the effect that:

                             (i) ClickService Software (Europe) Ltd., the "UK
                      Subsidiary" was duly incorporated under the laws of England and Wales on 15 March 1995;

                             (ii) The U.K. Subsidiary has the necessary
                      corporate power and authority to own, lease and operate its properties and assets and conduct the businesses in which it is engaged;

                             (iii) the UK Subsidiary is duly organized, validly
                      existing and in good standing in the sense that the Company Microfiche did not reveal any application or order or resolution for the winding-up of the UK Subsidiary and no notice of the appointment of a receiver or manager or administrative receiver or administrator or of an administration order having been made in respect of the UK Subsidiary;

                             (iv) the UK Subsidiary has the requisite corporate
                      power and authority to own, lease and operate its properties and assets and conduct the business in which it is engaged;

                             (v) the issued share capital of the UK Subsidiary
                      comprises 100 ordinary shares of Pound Sterling1.00 nominal value each. All such issued shares have been validly issued as fully paid and comprise part of the authorized share capital of the UK Subsidiary;

                             (vi) the Register of Members of the UK Subsidiary
                      discloses that 100 issued shares of the UK Subsidiary are registered in the name of the Company;

                             (vii) there are no pre-emptive or other rights to
                      subscribe for or purchase, nor any restriction upon voting of, any shares of the UK Subsidiary pursuant to its Memorandum and Articles of Association or English law; and

                             (viii) Regulation 57 of Table A of the Companies
                      (Tables A to F) Regulations 1985 (SI 1985 No 805) has been adopted by the UK Subsidiary and provides that no member may vote at any general meeting unless all moneys payable by him in respect of his shares have been paid.

                      Any shares issued by the UK Subsidiary that are not fully paid will therefore not carry the right to vote.

                      In rendering the foregoing opinion, such counsel may state that their opinion is limited to matters governed by the laws of the United Kingdom.

                      (g) The Representatives shall have received from Simpson
               Thacher & Bartlett, U.S. counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Shares, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

                      (h) The Representatives shall have received from Doron
               Cohen -- David Cohen, Law Offices, Israeli counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Shares, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

                      (i) At the time of execution of this Agreement, the
               Representatives shall have received from Luboshitz Kasierer, Member Firm of Arthur Andersen, a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

                      (j) With respect to the letter of Luboshitz Kasierer,
               Member Firm of Arthur Andersen, referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (as used in this paragraph, the "initial letter"), the Company shall have furnished to the Representatives a letter (as used in this paragraph, the "bring-down letter") of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

                      (k) The Company shall have furnished to the
               Representatives a certificate, dated such Delivery Date, of its Chairman of the Board, its President or a Vice President and its chief financial officer stating that:

                             (i) The representations, warranties and agreements
                      of the Company in Section 1 are true and correct as of such Delivery Date; the Company has complied with all its agreements contained herein; and the conditions set forth in Section 7(a) have been fulfilled;

                             (ii) They have carefully examined the Registration
                      Statements and the Prospectus and, in their opinion (A) the Registration Statements, as of their respective Effective Dates, and the Prospectus, as of each of the Effective Dates, did not include any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the Effective Date of the Primary Registration Statement, no event has occurred which should have been set forth in a supplement or amendment to either of the Registration Statements or the Prospectus.

                             (iii) To their knowledge, no stop order suspending
                      the effectiveness of either of the Registration Statements or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission.

                      (l) (i) Neither the Company nor any of its subsidiaries
               shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or
               (ii) since such date there shall not have been any change in the share capital or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

                      (m) Subsequent to the execution and delivery of this
               Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of a majority in interest of the several Underwriters, impracticable or inadvisable to proceed with the public offering or delivery of the Shares being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

                       (n) The NASDAQ National Market System shall have approved
               the Shares for inclusion, subject only to official notice of issuance and evidence of satisfactory distribution.

               All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

               8.     Indemnification and Contribution.

               (a) The Company shall indemnify and hold harmless each Underwriter, its officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Shares), to which that Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, either of the Registration Statements or the Prospectus, or in any amendment or supplement thereto or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares, including any marketing or investor presentation made to investors by the Company (whether in person or electronically ) ("Marketing Materials"), (ii the omission or alleged omission to state in any Preliminary Prospectus, either of the Registration Statements or the Prospectus, or in any amendment or supplement thereto, or in any Marketing Materials any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act, or any alleged act or failure to act, by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable in the case of any matter covered by this clause
(iii) to the extent that it is determined in a final judgement by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such act or failure to act undertaken or omitted to be taken by such Underwriter through its gross negligence or wilful misconduct), and shall reimburse each Underwriter and each such officer, employee and controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statements or the Prospectus, or in any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein and described in Section 8(e); and provided further that as to any Preliminary Prospectus this indemnity agreement shall not inure to the benefit of any Underwriter, its officers or employees or any person controlling that Underwriter on account of any loss, claim, damage, liability or action arising from the sale of Shares to any person by that Underwriter if that Underwriter failed to send or give a copy of the Prospectus, as the same may be amended or supplemented, to that person within the time required by the Securities Act, and the untrue statement or alleged untrue statement of any material fact or omission or alleged omission to state a material fact in such Preliminary Prospectus was corrected in the Prospectus, unless such failure resulted from non-compliance by the Company with Section 5(c). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any officer, employee or controlling person of that Underwriter.

               (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its officers and employees, each of its directors and each person, if any, who controls the Company who within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, either of the Registration Statements or the Prospectus, or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in any Preliminary Prospectus, either of the Registration Statements or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein and described in Section 8(e), and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company or any such director, officer or controlling person.

               (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this
Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ counsel to represent jointly the Representatives and those other Underwriters and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under this Section 8 if, in the reasonable judgment of the Representatives, it is advisable for the Representatives and those Underwriters, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company, any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties, which firm shall be designated in writing by the Representatives, if the indemnified parties under this Section 8 consist of any Underwriter or any of their respective officers, employees or controlling persons, or by the Company, if the indemnified parties under this Section consist of the Company or any of the Company's directors, officers, employees or controlling persons. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss of liability by reason of such settlement or judgment.

               (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Shares purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Shares under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

               (e) The Underwriters severally confirm that the statements with respect to the public offering of the Shares set forth on the cover page of, and under the caption "Underwriting" in, the Prospectus are correct and constitute the only information furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statements and the Prospectus.

               9. Directed Share Program. It is understood that approximately 300,000 shares of the Firm Shares ("Directed Shares") will initially be reserved by the Underwriters for offer and sale to officers, directors, employees and consultants of the Company and their family members and to other persons having business relationships with the Company and its subsidiaries ("Directed Share Participants") upon the terms and conditions set forth in the Prospectus and in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. Under no circumstances will Lehman Brothers Inc. or any Underwriter be liable to the Company or to any Directed Share Participant for any action taken or omitted to be taken in good faith in connection with such Directed Share Program. To the extent that any Directed Shares are not affirmatively confirmed for purchase by any Directed Share Participant on or immediately after the date of this Agreement, such Directed Shares may be offered to the public upon the terms and conditions set forth in the Prospectus.

               The Company agrees to pay all fees and disbursements incurred by the Underwriters in connection with the Directed Share Program, including counsel fees and any stamp duties or other taxes incurred by the Underwriters in connection with the Directed Share Program.

               In connection with the offer and sale of the Directed Shares, the Company agrees, promptly upon a request in writing, to indemnify and hold harmless Lehman Brothers Inc. and the other Underwriters from and against any loss, claim, damage, expense, liability or action which (i) arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the approval of the Company for distribution to Directed Share Participants in connection with the Directed Share Program or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) arises out of the failure of any Directed Share Program participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase or (iii) is otherwise related to the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted directly from the bad faith or gross negligence of Lehman Brothers Inc.

               10. Defaulting Underwriters. If, on either Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Shares which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of shares of the Firm Shares set opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of shares of the Firm Shares set opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Shares on such Delivery Date if the total number of Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of Shares to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of Shares which it agreed to purchase on such Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Shares to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Second Delivery Date, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Shares) shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 12. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in
Schedule 1 hereto who, pursuant to this Section 10, purchases Firm Shares which a defaulting Underwriter agreed but failed to purchase.

               Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other underwriters are obligated or agree to purchase the Shares of a defaulting or withdrawing Underwriter, either the Representatives or the Company may postpone the First Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

               11. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company prior to delivery of and payment for the Firm Shares if, prior to that time, any of the events described in Sections 7(l) or 7(m) shall have occurred or if the Underwriters shall decline to purchase the Shares for any reason permitted under this Agreement.

               12. Reimbursement of Underwriters' Expenses. If (a) the Company shall fail to tender the Shares for delivery to the Underwriters for any reason permitted under this Agreement, or (b) the Underwriters shall decline to purchase the Shares for any reason permitted under this Agreement (including the termination of this Agreement pursuant to Section 11), the Company shall reimburse the Underwriters for the reasonable fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been incurred by them in connection with this Agreement and the proposed purchase of the Shares, and upon demand the Company shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 11 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

               13. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

                      (a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to:

                      LEHMAN BROTHERS INC.
                      Three World Financial Center

                      New York, New York 10285
                      Attention:  Syndicate Department
                      Fax:  212-528-8822

                      (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Primary Registration Statement, Attention: Dr. Moshe Ben-Bassat (Fax: 408-377-9088);

provided, however, that any notice to an Underwriter pursuant to Section 8(c) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers Inc. on behalf of the Representatives.

               14. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the officers and employees of each Underwriter and the person or persons, if any, who control each Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of directors, officers and employees of the Company and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 14, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

               15. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

               16. Definition of the Terms "Business Day" and "Subsidiary." For purposes of this Agreement, (a) "business day" means any day on which the NASDAQ National Market is open for trading and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

               17. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK.

               18. Consent to Jurisdiction. (a) The Company irrevocably agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("Related Proceedings") may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the

"Specified Courts"), and irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company further agrees that service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any lawsuit, action or other proceeding brought in any such court. The Company hereby irrevocably and unconditionally waives any objection to the laying of venue of any lawsuit, action or other proceeding in the Specified Courts, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

               (b) The Company to the fullest extent permitted by applicable law, irrevocably and fully waive the defense of an inconvenient forum to the maintenance of such suit or proceeding and hereby irrevocably designates and appoints CT Corporation System, with offices at 1633 Broadway, New York, New York 10019 (the "Authorized Agent"), as its authorized agent upon whom process may be served in any such suit or proceeding. The Company represents that it has notified its Authorized Agent of such designation and appointment and that its Authorized Agent has accepted the same in writing. The Company hereby irrevocably authorizes and directs its Authorized Agent to accept such service. The Company further agrees that service of process upon its Authorized Agent and written notice of said service to the Company mailed by first class mail or delivered to its Authorized Agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the right of any person to serve process in any other manner permitted by law.

               The Company agrees that a final judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other lawful manner.

               19. Waiver of Immunity. With respect to any Related Proceeding, the Company irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

               20. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

               21. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

               If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

                                       Very truly yours,

                                       CLICKSOFTWARE TECHNOLOGIES LTD.


                                       By:
                                          --------------------------------------
                                          Name:  Moshe Ben-Bassat
                                          Title: Chief Executive Officer


                                       CLICKSOFTWARE INC.,
                                       for itself and as Authorized
                                       Representative of the Company in the
                                       United States


                                       By:
                                          --------------------------------------
                                          Name:  Moshe Ben-Bassat
                                          Title: Chief Executive Officer


Accepted:

LEHMAN BROTHERS INC.
CIBC WORLD MARKETS
SG COWEN SECURITIES CORP.
FIDELITY CAPITAL MARKETS
(a division of National Financial Services Corporation)

For themselves and as Representatives
of the several Underwriters named
in Schedule 1 hereto


By:     LEHMAN BROTHERS INC.


By:
   ---------------------------------
    Authorized Representative

                                   SCHEDULE 1



                                                                                     Number of
        Underwriters                                                                   Shares
        ------------                                                                 ---------
        Lehman Brothers Inc.
        CIBC World Markets .......................................................
        SG Cowen Securities Corp. ................................................
        Fidelity Capital Markets .................................................
                                                                                     ---------
             Total................................................................
                                                                                     =========

                                                                       EXHIBIT A



                             FORM OF LOCK-UP LETTER

LEHMAN BROTHERS INC.

As Representatives of the several
   Underwriters,
c/o Lehman Brothers Inc.
Three World Financial Center
New York New York 10285

Dear Sirs:

        The undersigned understands that you and certain other firms propose to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") providing for the purchase by you and such other firms (the "UNDERWRITERS") of shares (the "SHARES") of ordinary shares, par value NIS 0.01 nominal value per share (the "ORDINARY SHARES"), of ClickSoftware Technologies Ltd., an Israeli corporation (formerly known as IET - Intelligent Electronics Ltd., the "COMPANY"), and that the Underwriters propose to reoffer the Shares to the public (the "OFFERING").

        In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Lehman Brothers Inc. ("LEHMAN BROTHERS"), on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Ordinary Shares (including, without limitation, shares of Ordinary Shares that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Ordinary Shares that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Ordinary Shares or substantially similar securities owned by the undersigned on the date of execution of this Lock-Up Letter Agreement or on the date of the completion of the Offering, or sell or grant options, rights or warrants with respect to any shares of Ordinary Shares or substantially similar securities (other than the grant of options pursuant to option plans existing on the date hereof) or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or other securities, in cash or otherwise, for a period of 180 days after the effective date of the Underwriting Agreement relating to the Offering.

        Notwithstanding the foregoing, if the undersigned is an individual, he or she may transfer any Ordinary Shares or securities convertible into or exchangeable or exercisable for Ordinary Shares either during his or her lifetime or upon death by will or intestacy to his or her immediate family or to a trust if the beneficiaries of such trust are exclusively the undersigned and/or a member or members of his or her immediate family; provided, however , that prior to any such transfer each transferee shall execute an agreement substantially identical to this agreement and which shall be satisfactory to Lehman Brothers, pursuant to which each transferee shall agree to receive and hold such Ordinary Shares, or securities convertible into or exchangeable or exercisable for Ordinary Shares, subject to the provisions hereof, and there shall be no further transfer except in accordance with the provisions hereof. In addition, if the undersigned is a partnership, the partnership may transfer any Ordinary Shares or securities convertible into or exchangeable or exercisable for Ordinary Shares to a partner of such partnership, to a retired partner of such partnership, or to the estate of any such partner or retired partner, and any such partner who is an individual may transfer such Ordinary Shares or securities convertible into or exchangeable or exercisable for Ordinary Shares by gift, will or intestacy to a member or members of his or her immediate family; provided, however, that prior to any such transfer each transferee shall execute an agreement substantially identical to this agreement and which shall be satisfactory to Lehman Brothers, pursuant to which each transferee shall agree to receive and hold such Ordinary Shares or securities convertible into or exchangeable or exercisable for Ordinary Shares, subject to the provisions hereof, and there shall be no further transfer except in accordance with the provisions hereof. For purposes of this paragraph, "immediate family" shall mean spouse, lineal descendant, father, mother, brother, sister or domestic partner of the transferor.

        In furtherance of the foregoing, the Company and its Transfer Agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

        It is understood that, if Lehman Brothers notifies the undersigned that it does not intend to proceed with the Offering or if the Underwriting Agreement (other than the provisions thereof which survive termination), after it becomes effective, shall terminate or be terminated prior to payment for and delivery of the Shares, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

        The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

        Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

        The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                                            Very truly yours,

                                            By:
                                               ---------------------------------
                                                  Name:
                                                  Title:

Date:

                                                                       EXHIBIT B


                           PERSONS WHO HAVE NOT SIGNED
                               LOCK-UP AGREEMENTS




                                      -1-